NEWS RELEASE

Coeur Reports First Quarter 2016 Results
14% Decline in Adjusted AISC1 Drives 46% Growth in Quarterly Adjusted EBITDA1 to $34.6 million

Chicago, Illinois - April 27, 2016 - Coeur Mining, Inc. (the “Company” or “Coeur”) (NYSE: CDE) reported first quarter 2016 revenue of $148.4 million, adjusted EBITDA1 of $34.6 million, adjusted net loss1 of $0.04 per share, and cash flow from operating activities of $6.6 million2. The Company sold 3.5 million ounces of silver and 79,091 ounces of gold and during the quarter.
Adjusted all-in sustaining costs per realized silver equivalent ounce1 of $13.73 dropped 14% compared to the same quarter last year (9% decline assuming a constant 60:1 ratio). Adjusted costs applicable to sales per realized silver equivalent ounce1 of $11.08 declined 14% compared with the first quarter last year (12% decline assuming a constant 60:1 ratio). Adjusted costs applicable to sales per gold equivalent ounce1 of $721 declined 10% compared to the first quarter last year.

Highlights

•	Silver production was 3.4 million ounces and gold production was 78,072 ounces, or 8.1 million silver equivalent ounces[1], as previously announced on April 7, 2016

•	Silver sales were 3.5 million ounces and gold sales were 79,091 ounces, or 8.3 million silver equivalent ounces[1]

•	Adjusted all-in sustaining costs were $13.73 per realized silver equivalent ounce[1]. Using a 60:1 equivalence, adjusted all-in sustaining costs were $16.05 per silver equivalent ounce[1]

•	Adjusted costs applicable to sales were $11.08 per realized silver equivalent ounce[1]. Using a 60:1 equivalence, adjusted costs applicable to sales per silver equivalent ounce[1] were $12.05

•	Adjusted costs applicable to sales per gold equivalent ounce[1] were $721

•	Adjusted EBITDA[1] was $34.6 million, a 16% increase from the fourth quarter 2015

•	Capital expenditures totaled $22.2 million, driven by development of the Jualin deposit at Kensington and the Guadalupe and Independencia underground deposits at Palmarejo

•	Cash and equivalents of $173.4 million at March 31, 2016

•	Expected total consideration of $24.8 million from sales of non-core assets
"I am pleased with our strong cost performance in the first quarter, which is tracking at the low-end of cost guidance set at the beginning of the year," said Mitchell J. Krebs, Coeur's President and Chief Executive Officer. "These sustained lower operating costs, combined with the positive momentum we have seen in silver and gold prices so far this year, have led to a 16% increase in adjusted EBITDA1 to $34.6 million.
"We have made significant progress repositioning our assets through industry-leading cost reductions, operational efficiency improvements, and the focus on higher-quality, higher-margin silver and gold ounces, which is reflected in this quarter's results. As underground production rates continue to accelerate at the Guadalupe and Independencia deposits at Palmarejo, ore placement rates at Rochester increase, development of higher-grade mineralization at Kensington progresses, and with the first full-year of contribution from the Wharf mine which we acquired last year, we are well-positioned to generate strong free cash flow later this year."

Financial Highlights (Unaudited)

(Amounts in millions, except per share amounts, gold ounces produced & sold, and per-ounce metrics)	1Q 2016	4Q 2015	3Q 2015	2Q 2015	1Q 2015
Revenue	$148.4	$164.2	$162.6	$166.3	$153.0
Costs Applicable to Sales	$101.6	$125.3	$120.2	$119.1	$115.1
General and Administrative Expenses	$8.3	$8.8	$6.7	$8.5	$8.8
Adjusted EBITDA[1]	$34.6	$29.8	$31.4	$34.7	$23.7
Net Income (Loss)	$(20.4)	$(303.0)	$(14.2)	$(16.7)	$(33.3)
Net Income (Loss) Per Share	$(0.14)	$(2.28)	$(0.11)	$(0.12)	$(0.32)
Adjusted Net Income (Loss)[1]	$(6.6)	$(38.6)	$(21.8)	$(14.5)	$(19.2)
Adjusted Net Income (Loss)[1] Per Share	$(0.04)	$(0.27)	$(0.16)	$(0.11)	$(0.19)
Weighted Average Shares	150.2	145.0	135.5	135.0	102.6
Cash Flow From Operating Activities	$6.6	$44.4	$36.2	$36.9	$(3.4)
Capital Expenditures	$22.2	$30.0	$23.9	$23.7	$17.6
Cash, Equivalents & Short-Term Investments	$173.4	$200.7	$205.7	$205.9	$179.6
Total Debt[3]	$511.1	$490.4	$546.0	$547.7	$513.5
Average Realized Price Per Ounce – Silver	$15.16	$14.27	$14.66	$16.23	$16.77
Average Realized Price Per Ounce – Gold	$1,178	$1,093	$1,116	$1,179	$1,204
Silver Ounces Produced	3.4	4.0	3.8	4.3	3.8
Gold Ounces Produced	78,072	91,551	85,769	80,855	69,734
Silver Equivalent Ounces Produced[1]	8.1	9.5	9.0	9.1	8.0
Silver Ounces Sold	3.5	4.4	4.0	4.0	4.1
Gold Ounces Sold	79,091	92,032	91,118	84,312	68,420
Silver Equivalent Ounces Sold[1]	8.3	9.9	9.5	9.1	8.2
Silver Equivalent Ounces Sold (Realized)[1]	9.7	11.3	10.9	10.1	9.0
Adjusted Costs Applicable to Sales per AgEq Ounce[1]	$12.05	$12.65	$12.07	$12.56	$13.71
Adjusted Costs Applicable to Sales per Realized AgEq Ounce[1]	$11.08	$11.71	$11.00	$11.75	$12.90
Adjusted Costs Applicable to Sales per AuEq Ounce[1]	$721	$663	$783	$816	$797
Adjusted All-in Sustaining Costs per AgEq Ounce[1]	$16.05	$15.66	$15.17	$16.60	$17.66
Adjusted All-in Sustaining Costs per Realized AgEq Ounce [1]	$13.73	$13.55	$13.14	$14.81	$16.05

Financial Results
The Company realized average silver and gold prices of $15.16 and $1,178 during the first quarter, which were 6% and 8% higher, respectively, compared with the fourth quarter and 10% and 2% lower, respectively, compared to last year's first quarter.
First quarter revenue decreased 10% compared with the fourth quarter and 3% compared with the first quarter 2015 to $148.4 million, primarily due to fewer silver and gold ounces sold from Palmarejo as a result of reduced mining rates as the operation transitions from predominantly open pit mining to entirely higher-grade underground mining. Production began from the Independencia deposit in late January and mining rates are expected to climb during each remaining quarter of the year. Silver contributed 36% of metal sales and gold contributed 64% during the first quarter.
First quarter general and administrative expenses were $8.3 million, 6% lower compared to the first and fourth quarters last year. First quarter capital expenditures of $22.2 million were 26% lower compared to the fourth quarter and 26% higher than the first quarter last year due to development of the Jualin deposit at Kensington and development of the Guadalupe and Independencia deposits at Palmarejo. First quarter exploration expense totaled $1.7 million for discovery of new silver and gold mineralization, which was flat compared to the fourth quarter and 59% lower than the first quarter 2015.
First quarter adjusted EBITDA1 was $34.6 million, a 16% increase compared to the fourth quarter, primarily due to lower operating costs and higher metal prices, and up 46% compared to the first quarter last year as a result of lower costs and the addition of the Wharf mine. At March 31, 2016, LTM adjusted EBITDA1 totaled $126.5 million, an 8% increase from year-end 2015 and a 58% increase from the same period last year.
Adjusted net loss1 was $6.6 million, or $0.04 per share, in the first quarter, compared to an adjusted net loss1 of $38.6 million, or $0.27 per share, in the fourth quarter and $19.2 million, or $0.19 per share, in the first quarter 2015. The first quarter adjusted net loss primarily excludes fair value adjustments to royalty obligations, a $3.9 million reduction in carrying value of the Endeavor silver stream and El Gallo royalty, and stock-based compensation. First quarter cash flow from operating activities was $6.6 million, lower than the fourth quarter 2015 as a result of lower metal sales and a $16.6 million increase in working capital, primarily due to payment of accrued interest and an increase in ore inventory on the leach pad at Rochester.

Operations
Highlights of first quarter 2016 results for each of the Company's operating segments are provided below.
Palmarejo, Mexico

(Dollars in millions, except per ounce amounts)	1Q 2016	4Q 2015	3Q 2015	2Q 2015	1Q 2015
Underground Operations:
Tons mined	215,642	189,383	190,399	172,730	149,150
Average silver grade (oz/t)	4.21	3.96	4.11	3.90	4.34
Average gold grade (oz/t)	0.07	0.06	0.10	0.09	0.07
Surface Operations:
Tons mined	35,211	102,018	247,071	257,862	281,481
Average silver grade (oz/t)	4.18	3.86	3.56	3.47	3.79
Average gold grade (oz/t)	0.04	0.03	0.03	0.03	0.04
Processing:
Total tons milled	246,533	301,274	427,635	435,841	451,918
Average recovery rate – Ag	89.1%	95.4%	87.9%	78.5%	78.7%
Average recovery rate – Au	92.1%	88.8%	84.7%	76.2%	73.9%
Silver ounces produced (000's)	933	1,126	1,422	1,247	1,354
Gold ounces produced	14,668	14,326	22,974	18,127	15,495
Silver equivalent ounces produced[1] (000's)	1,813	1,985	2,800	2,335	2,284
Silver ounces sold (000's)	928	1,465	1,425	1,228	1,330
Gold ounces sold	12,899	18,719	25,000	15,706	13,793
Silver equivalent ounces sold[1] (000's)	1,702	2,588	2,925	2,170	2,158
Silver equivalent ounces sold[1] (realized) (000's)	1,930	2,840	3,325	2,374	2,323
Revenues	$29.8	$41.6	$49.2	$38.9	$39.4
Costs applicable to sales	$21.0	$39.8	$34.1	$30.1	$34.5
Adjusted costs applicable to sales per AgEq ounce[1]	$11.54	$13.48	$11.40	$13.21	$14.56
Adjusted costs applicable to sales per realized AgEq ounce [1]	$10.18	$12.04	$10.01	$12.07	$13.52
Exploration expense	$0.8	$0.5	$1.1	$1.8	$1.1
Cash flow from operating activities	$3.4	$20.3	$22.9	$9.7	$(0.2)
Sustaining capital expenditures	$6.6	$(1.4)	$1.1	$2.7	$3.1
Development capital expenditures	$2.2	$7.0	$9.4	$8.0	$6.1
Total capital expenditures	$8.8	$5.6	$10.5	$10.7	$9.2
Free cash flow (before royalties)	$(5.4)	$14.7	$12.4	$(1.0)	$(9.4)
Royalties paid	$9.1	$8.8	$10.2	$9.8	$10.4
Free cash flow[4]	$(14.5)	$5.9	$2.2	$(10.8)	$(19.8)

•	Production was in-line with expectations as the transition to lower-tonnage, higher-grade, higher-margin underground operations from two ore sources - Guadalupe and Independencia - remains on-track

•
First quarter adjusted costs applicable to sales per realized silver equivalent ounce[1] were $10.18, a 15% decline from the fourth quarter as a result of fewer waste tons mined and lower processing costs. Using a 60:1 equivalence, adjusted costs applicable to sales per silver equivalent ounce[1] were $11.54

•
Recent modifications to the processing plant have significantly improved recovery rates. First quarter recovery rates were 89.1% for silver and 92.1% for gold compared to 78.7% and 73.9%, respectively, during last year's first quarter

•
With active open pit mining operations to be completed in the second quarter 2016, underground production levels are expected to increase throughout the year as mining rates from Independencia accelerate to 1,000 tons per day by year-end 2016. By mid-2017, the Company expects daily underground mining rates to reach a combined 4,000 tons per day from the higher-grade, higher-margin Guadalupe and Independencia deposits

•
In 2016, Palmarejo is expected to produce 3.9 - 4.4 million ounces of silver and 67,000 - 72,000 ounces of gold at costs applicable to sales per silver equivalent ounce[1] of $12.50 - $13.50 (based on a 60:1 equivalence)

Rochester, Nevada

(Dollars in millions, except per ounce amounts)	1Q 2016	4Q 2015	3Q 2015	2Q 2015	1Q 2015
Ore tons placed	4,374,459	4,411,590	4,128,868	3,859,965	4,013,879
Average silver grade (oz/t)	0.64	0.60	0.59	0.61	0.74
Average gold grade (oz/t)	0.004	0.003	0.003	0.003	0.004
Silver ounces produced (000's)	929	1,107	1,086	1,294	1,144
Gold ounces produced	10,460	11,564	10,892	16,411	13,721
Silver equivalent ounces produced[1] (000's)	1,557	1,800	1,740	2,279	1,967
Silver ounces sold (000's)	1,079	1,125	1,304	1,120	1,351
Gold ounces sold	11,672	11,587	13,537	15,085	17,754
Silver equivalent ounces sold[1] (000's)	1,779	1,821	2,116	2,025	2,416
Silver equivalent ounces sold[1] (realized) (000's)	1,986	2,004	2,333	2,221	2,629
Revenues	$30.0	$29.0	$34.6	$36.3	$44.0
Costs applicable to sales	$22.5	$22.8	$25.4	$24.4	$31.4
Adjusted costs applicable to sales per AgEq ounce[1]	$12.61	$12.37	$12.01	$12.01	$12.95
Adjusted costs applicable to sales per realized AgEq ounce [1]	$11.29	$11.19	$10.89	$10.94	$11.91
Exploration expense	$0.1	$0.1	$—	$0.5	$0.7
Cash flow from operating activities	$2.1	$0.4	$6.5	$8.8	$16.4
Sustaining capital expenditures	$2.5	$5.3	$1.8	$2.4	$0.8
Development capital expenditures	$0.8	$5.5	$3.5	$3.5	$2.5
Total capital expenditures	$3.3	$10.8	$5.3	$5.9	$3.3
Free cash flow[4]	$(1.2)	$(10.4)	$1.2	$2.9	$13.1

•
Silver equivalent production[1] was 14% lower than the prior quarter due to poor weather and timing of recoveries from the Stage III leach pad. Production levels increased significantly in March as expected and are anticipated to continue to climb throughout the year

•
First quarter adjusted costs applicable to sales per realized silver equivalent ounce[1] were $11.29. Using a 60:1 equivalence, adjusted costs applicable to sales per silver equivalent ounce[1] were $12.61

•	Approval for POA 10, which will allow for the expansion of the Stage IV leach pad and construction of new Stage V leach pad, is expected in the second quarter 2016

•
In 2016, Rochester is expected to produce 4.8 - 5.3 million ounces of silver and 48,000 - 55,000 ounces of gold at costs applicable to sales per silver equivalent ounce[1] of $11.25 - $12.25 (based on a 60:1 equivalence)

Kensington, Alaska

(Dollars in millions, except per ounce amounts)	1Q 2016	4Q 2015	3Q 2015	2Q 2015	1Q 2015
Tons milled	159,360	159,666	165,198	170,649	164,951
Average gold grade (oz/t)	0.21	0.22	0.19	0.18	0.24
Average recovery rate	95.8%	96.0%	93.9%	94.9%	94.8%
Gold ounces produced	31,974	33,713	28,799	29,845	33,909
Gold ounces sold	31,648	29,989	28,084	36,607	36,873
Revenues	$35.7	$31.7	$30.5	$42.5	$44.0
Costs applicable to sales	$24.4	$23.7	$25.0	$27.5	$29.4
Adjusted costs applicable to sales per gold ounce[1]	$761	$777	$842	$745	$797
Exploration expense	$—	$0.3	$0.2	$0.4	$1.7
Cash flow from operating activities	$13.7	$4.5	$8.9	$12.0	$12.3
Sustaining capital expenditures	$4.4	$5.5	$1.0	$4.2	$4.1
Development capital expenditures	$3.7	$4.0	$4.5	$0.5	$—
Total capital expenditures	$8.1	$9.5	$5.5	$4.7	$4.1
Free cash flow[4]	$5.6	$(5.0)	$3.4	$7.3	$8.2

•	Consistent production and costs achieved in the first quarter with 31,974 gold ounces produced at adjusted costs applicable to sales per gold ounce[1] of $761

•	Development of the high-grade Jualin deposit is progressing and is over one-third complete

•	In 2016, Kensington is expected to produce 115,000 - 125,000 ounces of gold at costs applicable to sales per gold ounce[1] of $825 - $875
Wharf, South Dakota

(Dollars in millions, except per ounce amounts)	1Q 2016	4Q 2015	3Q 2015	2Q 2015	1Q 2015
Ore tons placed	974,663	1,147,130	1,149,744	887,409	415,996
Average silver grade (oz/t)	0.30	0.21	0.21	0.30	—
Average gold grade (oz/t)	0.031	0.032	0.035	0.025	0.020
Average plant recovery rate – Au	96.6%	97.3%	92.8%	76.7%	85.9%
Silver ounces produced (000's)	13	18	19	19	—
Gold ounces produced	20,970	31,947	23,104	16,472	6,609
Gold equivalent ounces produced[1]	21,186	32,231	23,427	16,794	6,609
Silver ounces sold (000's)	15	17	19	13	—
Gold ounces sold	22,872	31,202	24,815	17,131	—
Gold equivalent ounces sold[1]	23,122	31,485	25,132	17,348	—
Revenues	$27.9	$35.7	$28.0	$20.4	$—
Costs applicable to sales	$15.5	$17.8	$17.8	$16.6	$—
Adjusted costs applicable to sales per gold equivalent ounce[1]	$667	$556	$716	$970	$—
Exploration expense	$—	$0.1	$—	$—	$—
Cash flow from operating activities	$9.7	$18.1	$12.9	$8.2	$(7.2)
Sustaining capital expenditures	$1.4	$1.2	$0.7	$1.2	$0.1
Development capital expenditures	$—	$—	$—	$—	$—
Total capital expenditures	$1.4	$1.2	$0.7	$1.2	$0.1
Free cash flow[4]	$8.3	$16.9	$12.2	$7.0	$(7.3)

•	Lower production compared to prior quarter as expected due to timing of recoveries from the current leach pad. Higher production is expected during remainder of 2016

•
Adjusted costs applicable to sales per gold equivalent ounce[1] were $667 in the first quarter. Process plant efficiencies have led to significantly higher plant recovery rates since Coeur acquired the operation in February 2015, which have positively impacted unit costs

•	In 2016, Wharf is expected to produce 90,000 - 95,000 ounces of gold at costs applicable to sales per gold equivalent ounce[1] of $650 - $750
San Bartolomé, Bolivia

(Dollars in millions, except per ounce amounts)	1Q 2016	4Q 2015	3Q 2015	2Q 2015	1Q 2015
Tons milled	407,806	475,695	373,201	457,232	406,951
Average silver grade (oz/t)	3.64	3.84	3.76	3.73	3.65
Average recovery rate	93.1%	84.9%	84.0%	87.6%	81.6%
Silver ounces produced (000's)	1,382	1,550	1,178	1,495	1,213
Silver ounces sold (000's)	1,384	1,564	1,202	1,439	1,290
Revenues	$21.3	$22.4	$17.4	$23.4	$21.5
Costs applicable to sales	$17.5	$20.0	$17.5	$19.2	$19.1
Adjusted costs applicable to sales per silver ounce[1]	$12.56	$12.48	$14.41	$13.26	$14.47
Exploration expense	$—	$—	$0.1	$—	$—
Cash flow from operating activities	$5.5	$10.0	$5.7	$5.4	$5.0
Sustaining capital expenditures	$0.5	$2.5	$1.8	$1.0	$0.9
Development capital expenditures	$—	$—	$—	$—	$—
Total capital expenditures	$0.5	$2.5	$1.8	$1.0	$0.9
Free cash flow[4]	$5.0	$7.5	$3.9	$4.4	$4.1

•
Adjusted costs applicable to sales per silver ounce[1] were $12.56 in the first quarter, consistent with the prior quarter and down 13% compared the to the same quarter last year as a result of the recent increase in lower-cost, higher-grade, third-party ore purchases

•
Approximately one-third of first quarter silver production was derived from higher-grade, third-party ore purchases. Coeur expects the proportion to remain between 25 - 30% during the remainder of 2016

•
Average recovery rate increased from 84.9% in the fourth quarter to 93.1% in the first quarter, partially as a result of process improvements, including the recently implemented oxygen injection system in the agitated leach circuit

•	In 2016, San Bartolomé is expected to produce 5.8 - 6.1 million ounces of silver at costs applicable to sales per silver ounce[1] of $13.50 - $14.25

Coeur Capital

(Dollars in millions, except per ounce amounts)	1Q 2016	4Q 2015	3Q 2015	2Q 2015	1Q 2015
Tons milled	86,863	198,927	191,913	191,175	185,299
Average silver grade (oz/t)	3.17	2.05	1.39	2.35	1.69
Average recovery rate	41.9%	42.1%	45.4%	45.4%	42.4%
Silver ounces produced (000's)	115	171	121	204	133
Silver ounces sold (000's)	123	193	95	209	118
Metal sales	$1.9	$2.4	$1.3	$3.1	$1.9
Royalty revenue	$1.8	$1.5	$1.6	$1.8	$2.0
Costs applicable to sales (Endeavor silver stream)	$1.0	$1.0	$0.5	$1.4	$0.6
Costs applicable to sales per silver equivalent ounce[1]	$5.35	$5.50	$4.99	$6.46	$5.37
Cash flow from operating activities	$0.8	$0.8	$3.1	$2.1	$2.2
Free cash flow[4]	$0.8	$0.8	$3.1	$2.1	$2.2

•	There are now three cash-flowing royalties and streams, one non-cash-flowing royalty, and several investments in junior mining companies held in Coeur Capital or its affiliates

•
Coeur Capital's largest source of cash flow is the silver stream on the Endeavor mine in New South Wales, Australia in which the Company owns 100% of the silver up to a total of 20.0 million payable ounces. At March 31, 2016, the Company has received 6.2 million ounces

•	Silver production received from the stream on the Endeavor mine declined following a decision by the operator to significantly cut production due to lower lead and zinc prices
Exploration
First quarter exploration expense totaled $1.7 million. Coeur's exploration program used 3 drill rigs during the first quarter, including one drill at each of Palmarejo, Kensington, and Rochester. This work resulted in completion of over 12,579 feet (3,834 meters) of combined core and reverse circulation drilling. Drilling programs gained momentum toward the end of the quarter, with the second and third quarters expected to be the most active for exploration drilling.
Exploration expense is expected to total $11 - $13 million in 2016, with an additional $11 - $13 million of capital allocated to resource conversion. Exploration continues to be driven by the focus on the discovery of high-grade deposits located near existing operations, with the near-term focus on:

•
Expanding resources in the Guadalupe-Independencia corridor, including deeper areas of the Guadalupe and Independencia deposits and the recently identified Los Bancos and Nación veins, as well as drilling at the nearby La Bavisa vein

•	Infill and expansion drilling of the higher-grade East Rochester deposit, which is expected to be the focus of a revised economic analysis in 2016

•	Underground infill and expansion drilling of the high-grade Jualin deposit at Kensington, as well as four zones within the Kensington Main deposit, proximal to current mining activities
Non-Core Asset Sales
On March 31, 2016, Coeur sold its 2.0% net smelter returns "NSR" royalty on the Cerro Bayo mine to the operator, Mandalay Resources Corporation, for total consideration valued at approximately $5.7 million on the closing date, consisting of $4.0 million in cash and 2.5 million Mandalay shares
On April 19, 2016, Coeur closed the sale of its 2.5% NSR royalty on the La Cigarra project to Kootenay Silver Inc. for total consideration valued at approximately $3.6 million on the closing date, consisting of $500,000 in cash and 9.6 million Kootenay shares.

On April 19, 2016, Coeur sold its tiered NSR royalty on the El Gallo mine to the operator, a subsidiary of McEwen Mining Inc., for total consideration of approximately $6.3 million, including $1 million in contingent consideration payable in mid-2018.
Coeur also entered into a definitive agreement to sell its Martha assets in Argentina to Hunt Mining Corp. for total cash consideration of $3.0 million, including $1.5 million at the time of closing and $1.5 million on the one-year anniversary of the closing. The transaction is expected to close in the second quarter of 2016.
Coeur has reached principal terms to sell its interest in the royalty on the Correnso mine for expected consideration of $5.5 million (on a 100% basis after completing the buyout of Coeur's joint venture partner in New Zealand), plus a contingent payment of $700,000 payable in 2017 tied to resource conversion. The transaction is subject to negotiation and execution of definitive agreements and is expected to close in the second quarter 2016.
Full-Year 2016 Outlook
Coeur's 2016 guidance is shown below. Companywide production and cost guidance is unchanged from the original guidance provided on February 10, 2016. Following a decision by the operator of the Endeavor mine to significantly curtail production due to lower lead and zinc prices, Coeur revised the production outlook from the Endeavor silver stream lower but expects to increase production at Palmarejo, Rochester, and San Bartolomé for the remainder of 2016, leaving total silver and silver equivalent production guidance unchanged from the February 10, 2016 guidance.
2016 Production Outlook

(silver and silver equivalent ounces in thousands)	Silver	Gold	Silver Equivalent[1]
Palmarejo	3,875 - 4,400	67,000 - 72,000	7,895 - 8,720
Rochester	4,750 - 5,250	48,000 - 55,000	7,630 - 8,550
San Bartolomé	5,750 - 6,050	—	5,750 - 6,050
Endeavor	175 - 200	—	175 - 200
Kensington	—	115,000 - 125,000	6,900 - 7,500
Wharf	80 - 100	90,000 - 95,000	5,480 - 5,800
Total	14,630 - 16,000	320,000 - 347,000	33,830 - 36,820

2016 Cost Outlook

(dollars in millions, except per ounce amounts)	2016 Guidance	2015 Result
Costs Applicable to Sales per Silver Equivalent Ounce[1] – Palmarejo	$12.50 - $13.50	$13.03
Costs Applicable to Sales per Silver Equivalent Ounce[1] – Rochester	$11.25 - $12.25	$12.36
Costs Applicable to Sales per Silver Ounce[1] – San Bartolomé	$13.50 - $14.25	$13.63
Costs Applicable to Sales per Gold Ounce[1] – Kensington	$825 - $875	$798
Costs Applicable to Sales per Gold Equivalent Ounce[1] – Wharf	$650 - $750	$706
Capital Expenditures	$90 - $100	$95.2
General and Administrative Expenses	$28 - $32	$32.8
Exploration Expense	$11 - $13	$11.6
All-in Sustaining Costs per Silver Equivalent Ounce[1]	$16.00 - $17.25	$16.16
Conference Call Information
Coeur will report its full operational and financial results for first quarter 2016 on April 27, 2016 after the New York Stock Exchange closes for trading. There will be a conference call on April 28, 2016 at 11:00 a.m. Eastern time.

Dial-In Numbers:     (855) 560-2581 (US)
(855) 669-9657 (Canada)
                                (412) 542-4166 (International)
Conference ID:        Coeur Mining
A replay of the call will be available through May 13, 2016.
Replay numbers:      (877) 344-7529 (US)
(855) 669-9658 (Canada)
                            (412) 317-0088 (International)
Conference ID:        100 83 340

About Coeur
Coeur Mining is the largest U.S.-based silver producer and a significant gold producer with five precious metals mines in the Americas employing approximately 2,000 people. Coeur produces from its wholly owned operations: the Palmarejo silver-gold complex in Mexico, the Rochester silver-gold mine in Nevada, the Kensington gold mine in Alaska, the Wharf gold mine in South Dakota, and the San Bartolomé silver mine in Bolivia. The Company also has a non-operating interest in the Endeavor mine in Australia in addition to royalties on the Zaruma mine in Ecuador and the Correnso mine in New Zealand. In addition, the Company has two silver-gold exploration projects - the La Preciosa project in Mexico and the Joaquin project in Argentina. The Company also conducts ongoing exploration activities in Alaska, Argentina, Bolivia, Mexico, and Nevada. The Company owns strategic investment positions in several silver and gold development companies with projects in North and South America.

Cautionary Statement
This news release contains forward-looking statements within the meaning of securities legislation in the United States and Canada, including statements regarding anticipated cash flow, production, costs, capital expenditures, expenses, mining rates, recovery rates, development activity at Palmarejo and Kensington, permitting and expansion projects at Rochester, ore purchases at San Bartolomé, and exploration efforts. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Coeur's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among others, the risk that anticipated production, cost and expense levels are not attained, the risks and hazards inherent in the mining business (including risks inherent in developing large-scale mining projects, environmental hazards, industrial accidents, weather or geologically related conditions), changes in the market prices of gold and silver and a sustained lower price environment, the uncertainties inherent in Coeur's production, exploratory and developmental activities, including risks relating to permitting and regulatory delays, ground conditions, grade variability, any future labor disputes or work stoppages (including those involving third parties), the uncertainties inherent in the estimation of gold and silver reserves and resources, changes that could result from Coeur's future acquisition of new mining properties or businesses, the absence of control over and reliance on third parties to operate mining operations in which Coeur or its subsidiaries hold royalty or streaming interests and risks related to these mining operations including results of mining and exploration activities, environmental, economic and political risks of the jurisdiction in which the mining operations are located, the loss of access to any third-party smelter to which Coeur markets silver and gold, the effects of environmental and other governmental regulations, the risks inherent in the ownership or operation of or investment in mining properties or businesses in foreign countries, Coeur's ability to raise additional financing necessary to conduct its business, make payments or refinance its debt, as well as other uncertainties and risk factors set out in filings made from time to time with the United States Securities and Exchange Commission, and the Canadian securities regulators, including, without limitation, Coeur's most recent reports on Forms 10-K and 10-Q. Actual results, developments and timetables could vary significantly from the estimates presented. Readers are cautioned not to put undue reliance on forward-looking statements. Coeur disclaims any intent or obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise. Additionally, Coeur undertakes no obligation to comment on analyses, expectations or statements made by third parties in respect of Coeur, its financial or operating results or its securities.
Dana Willis, Coeur's Director, Resource Geology and a qualified person under Canadian National Instrument 43-101, supervised the preparation of the scientific and technical information concerning Coeur's mineral projects in this news release. For a description of the key assumptions, parameters and methods used to estimate mineral reserves and resources, as well as data verification procedures and a general discussion of the extent to which the estimates may be affected by any known environmental, permitting, legal, title, taxation, socio-political, marketing or other relevant factors, Canadian investors should refer to the Technical Reports for each of Coeur's properties as filed on SEDAR at www.sedar.com.

Non-U.S. GAAP Measures
We supplement the reporting of our financial information determined under United States generally accepted accounting principles (U.S. GAAP) with certain non-U.S. GAAP financial measures, including adjusted EBITDA, adjusted net income (loss), costs applicable to sales per silver equivalent ounce (or per gold equivalent ounce), adjusted costs applicable to sales per silver equivalent ounce, all-in sustaining costs, and adjusted all-in sustaining costs. We believe that these adjusted measures provide meaningful information to assist management, investors and analysts in understanding our financial results and assessing our prospects for future performance. We believe these adjusted financial measures are important indicators of our recurring operations because they exclude items that may not be indicative of, or are unrelated to our core operating results, and provide a better baseline for analyzing trends in our underlying businesses. We believe adjusted EBITDA, adjusted net income (loss), costs applicable to sales per silver equivalent ounce (or per gold equivalent ounce), adjusted costs applicable to sales per silver equivalent ounce, all-in sustaining costs, and adjusted all-in sustaining costs are important measures in assessing the Company's overall financial performance.
Notes
1. Adjusted EBITDA, adjusted net income (loss), all-in sustaining costs, adjusted all-in sustaining costs, costs applicable to sales per silver equivalent ounce (or per gold equivalent ounce), and adjusted costs applicable to sales per silver equivalent ounce are non-GAAP measures. Please see tables in the Appendix for the reconciliation to U.S. GAAP. For purposes of silver and gold equivalence, a 60:1 silver to gold ratio is assumed except where noted as average realized prices.
2. Operating cash flow is after a $16.6 million increase in working capital.
3. Includes capital leases. Net of debt issuance costs and premium received.
4. Free cash flow is defined as cash flow from operating activities less capital expenditures and royalty payments.

For Additional Information:

Rebecca Hussey, Manager, Investor Relations
(312) 489-5827
www.coeur.com

Coeur Mining, Inc. and Subsidiaries
Condensed Consolidated Statements of Comprehensive Income (Loss)

	Three months ended March 31,
	2016	2015
	In thousands, except share data
Revenue	$148,387	$152,956
COSTS AND EXPENSES
Costs applicable to sales(1)	101,555	115,062
Amortization	27,964	33,090
General and administrative	8,276	8,834
Exploration	1,731	4,266
Write-downs	4,446	—
Pre-development, reclamation, and other	4,204	6,763
Total costs and expenses	148,176	168,015
OTHER INCOME (EXPENSE), NET
Fair value adjustments, net	(8,695)	(4,884)
Interest expense, net of capitalized interest	(11,120)	(10,765)
Other, net	1,314	(2,511)
Total other income (expense), net	(18,501)	(18,160)
Income (loss) before income and mining taxes	(18,290)	(33,219)
Income and mining tax (expense) benefit	(2,106)	(68)
NET INCOME (LOSS)	$(20,396)	$(33,287)
OTHER COMPREHENSIVE INCOME (LOSS), net of tax:
Unrealized gain (loss) on equity securities, net of tax of $(1,011) and $578 for the three months ended March 31, 2016 and 2015, respectively	1,043	(915)
Reclassification adjustments for impairment of equity securities, net of tax of $(586) for the three months ended March 31, 2015	—	928
Reclassification adjustments for realized loss on sale of equity securities	588	—
Other comprehensive income (loss)	1,631	13
COMPREHENSIVE INCOME (LOSS)	$(18,765)	$(33,274)

NET INCOME (LOSS) PER SHARE
Basic	$(0.14)	$(0.32)

Diluted	$(0.14)	$(0.32)

Coeur Mining, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows

	Three months ended March 31,
	2016	2015
	In thousands
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(20,396)	(33,287)
Adjustments:
Amortization	27,964	33,090
Accretion	3,169	3,150
Deferred income taxes	(2,105)	(2,184)
Fair value adjustments, net	8,695	4,884
Stock-based compensation	2,915	2,150
Impairment of equity securities	—	1,514
Write-downs	4,446	—
Other	(1,435)	1,079
Changes in operating assets and liabilities:
Receivables	3,481	2,556
Prepaid expenses and other current assets	1,279	(1,327)
Inventory and ore on leach pads	(7,822)	684
Accounts payable and accrued liabilities	(13,574)	(15,758)
CASH PROVIDED BY OPERATING ACTIVITIES	6,617	(3,449)
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(22,172)	(17,620)
Acquisitions, net	—	(102,018)
Other	2,536	(1,730)
Purchase of investments	(7)	(278)
Sales and maturities of investments	997	229
CASH USED IN INVESTING ACTIVITIES	(18,646)	(121,417)
CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of notes and bank borrowings	—	53,500
Payments on debt, capital leases, and associated costs	(5,971)	(8,594)
Gold production royalty payments	(9,131)	(10,368)
Other	(280)	(423)
CASH PROVIDED BY FINANCING ACTIVITIES	(15,382)	34,115
Effect of exchange rate changes on cash and cash equivalents	86	(523)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(27,325)	(91,274)
Cash and cash equivalents at beginning of period	200,714	270,861
Cash and cash equivalents at end of period	$173,389	$179,587

Coeur Mining, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

	March 31, 2016	December 31, 2015
ASSETS	In thousands, except share data
CURRENT ASSETS
Cash and cash equivalents	$173,389	$200,714
Receivables	82,929	85,992
Inventory	78,597	81,711
Ore on leach pads	72,703	67,329
Prepaid expenses and other	13,130	10,942
	420,748	446,688
NON-CURRENT ASSETS
Property, plant and equipment, net	220,948	195,999
Mining properties, net	574,104	589,219
Ore on leach pads	49,294	44,582
Restricted assets	13,221	11,633
Equity securities	5,530	2,766
Receivables	24,114	24,768
Deferred tax assets	2,750	1,942
Other	14,389	14,892
TOTAL ASSETS	$1,325,098	$1,332,489
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$46,955	$48,732
Accrued liabilities and other	42,037	53,953
Debt	16,801	10,431
Royalty obligations	21,183	24,893
Reclamation	3,463	2,071
	130,439	140,080
NON-CURRENT LIABILITIES
Debt	494,300	479,979
Royalty obligations	6,354	4,864
Reclamation	83,902	83,197
Deferred tax liabilities	146,845	147,132
Other long-term liabilities	58,118	55,761
	789,519	770,933
STOCKHOLDERS’ EQUITY
Common stock, par value $0.01 per share; authorized 300,000,000 shares, issued and outstanding 153,240,428 at March 31, 2016 and 151,339,136 at December 31, 2015	1,532	1,513
Additional paid-in capital	3,026,871	3,024,461
Accumulated other comprehensive income (loss)	(2,091)	(3,722)
Accumulated deficit	(2,621,172)	(2,600,776)
	405,140	421,476
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,325,098	$1,332,489

Adjusted EBITDA Reconciliation

(Dollars in thousands except per share amounts)	LTM 1Q 2016	1Q 2016	4Q 2015	3Q 2015	2Q 2015	LTM 1Q 2015	1Q 2015
Net income (loss)	$(354,292)	$(20,396)	$(303,000)	$(14,219)	$(16,677)	$(1,151,980)	$(33,287)
Interest expense, net of capitalized interest	46,058	11,120	11,758	12,446	10,734	45,257	10,765
Other, net	(3,810)	(1,314)	(14,241)	8,893	2,852	7,124	2,511
Income tax provision (benefit)	(24,225)	2,106	(17,811)	(8,260)	(260)	(454,487)	68
Amortization	138,625	27,964	36,190	35,497	38,974	155,067	33,090
EBITDA	(197,644)	19,480	(287,104)	34,357	35,623	(1,399,019)	13,147
Fair value adjustments, net	(1,391)	8,695	(1,546)	(5,786)	(2,754)	(10,170)	4,884
Corporate reorganization costs	647	—	133	514	—	—	—
Transaction-related costs	137	—	99	—	38	1,975	1,975
Inventory adjustments	6,957	1,944	4,901	2,280	1,805	14,738	3,684
Write-downs	317,783	4,446	313,337	—	—	1,472,721	—
Adjusted EBITDA	$126,489	$34,565	$29,820	$31,365	$34,712	$80,245	$23,690

Adjusted Net Income (Loss) Reconciliation

(Dollars in thousands except per share amounts)	1Q 2016	4Q 2015	3Q 2015	2Q 2015	1Q 2015
Net income (loss)	$(20,396)	$(303,000)	$(14,219)	$(16,677)	$(33,287)
Fair value adjustments, net	6,980	(2,446)	(3,384)	(2,618)	4,339
Stock-based compensation	2,846	2,221	1,541	2,529	2,410
Impairment of equity securities	—	318	483	31	1,514
Accretion of royalty obligation	392	727	1,063	1,147	1,315
Write-downs	3,937	276,510	—	—	—
Gain on sale of non-core assets	(1,880)	—	—	—	—
(Gain) loss on debt extinguishments	—	(16,187)	—	524	(253)
Inventory adjustments	1,944	4,901	2,280	1,805	3,684
Corporate reorganization costs	—	133	514	—	—
Transaction-related costs	—	99	—	38	1,975
Deferred tax asset valuation allowance	848	—	—	—	—
Foreign exchange (gain) loss on deferred taxes	(1,288)	(1,844)	(10,092)	(1,305)	(929)
Adjusted net income (loss)	$(6,617)	$(38,568)	$(21,814)	$(14,526)	$(19,232)

Adjusted net income (loss) per share	$(0.04)	$(0.27)	$(0.16)	$(0.11)	$(0.19)

Reconciliation of All-in Sustaining Costs per Silver Equivalent Ounce
for Three Months Ended March 31, 2016

	Silver					Gold			Total
In thousands except per ounce amounts	Palmarejo	Rochester	San Bartolomé	Endeavor	Total	Kensington	Wharf	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$28,327	$27,798	$19,251	$955	$76,331	$32,767	$19,512	$52,279	$128,610
Amortization	7,289	5,313	1,754	299	14,655	8,349	4,051	12,400	27,055
Costs applicable to sales	$21,038	$22,485	$17,497	$656	$61,676	$24,418	$15,461	$39,879	$101,555
Silver equivalent ounces sold	1,702,290	1,779,377	1,384,391	122,694	4,988,752				8,274,952
Gold equivalent ounces sold						31,648	23,122	54,770
Costs applicable to sales per ounce	$12.36	$12.64	$12.64	$5.35	$12.36	$772	$669	$728	$12.27
Inventory adjustments	(0.82)	(0.03)	(0.08)	—	(0.31)	(11)	(2)	(7)	(0.23)
Adjusted costs applicable to sales per ounce	$11.54	$12.61	$12.56	$5.35	$12.05	$761	$667	$721	$12.04

Costs applicable to sales per realized ounce	$10.90	$11.32			$11.37				$10.50
Inventory adjustments	(0.72)	(0.03)			(0.29)				(0.20)
Adjusted costs applicable to sales per realized ounce	$10.18	$11.29			$11.08				$10.30

Costs applicable to sales									$101,555
Treatment and refining costs									1,158
Sustaining capital									16,710
General and administrative									8,276
Exploration									1,731
Reclamation									3,759
Project/pre-development costs									1,558
All-in sustaining costs									$134,747
Silver equivalent ounces sold									4,988,752
Kensington and Wharf silver equivalent ounces sold									3,286,200
Consolidated silver equivalent ounces sold									8,274,952
All-in sustaining costs per silver equivalent ounce									$16.28
Inventory adjustments									$(0.23)
Adjusted all-in sustaining costs per silver equivalent ounce									$16.05

All-in sustaining costs per realized silver equivalent ounce									$13.93
Inventory adjustments									$(0.20)
Adjusted all-in sustaining costs per realized silver equivalent ounce									$13.73

Reconciliation of All-in Sustaining Costs per Silver Equivalent Ounce
for Three Months Ended December 31, 2015

	Silver					Gold			Total
In thousands except per ounce amounts	Palmarejo	Rochester	San Bartolomé	Endeavor	Total	Kensington	Wharf	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$47,207	$27,716	$24,372	$2,579	$101,874	$33,298	$25,033	$58,331	$160,205
Amortization	7,426	4,944	4,311	1,519	18,200	9,503	7,246	16,749	34,949
Costs applicable to sales	$39,781	$22,772	$20,061	$1,060	$83,674	$23,795	$17,787	$41,582	$125,256
Silver equivalent ounces sold	2,588,185	1,820,471	1,564,155	192,768	6,165,579				9,885,699
Gold equivalent ounces sold						29,988	32,014	62,002
Costs applicable to sales per ounce	$15.37	$12.51	$12.83	$5.50	$13.57	$793	$556	$671	$12.67
Inventory adjustments	(1.89)	(0.14)	(0.35)	—	(0.92)	(16)	—	(8)	(0.62)
Adjusted costs applicable to sales per ounce	$13.48	$12.37	$12.48	$5.50	$12.65	$777	$556	$663	$12.05

Costs applicable to sales per realized ounce	$13.73	$11.32			$12.56				$10.98
Inventory adjustments	(1.69)	(0.13)			(0.85)				(0.54)
Adjusted costs applicable to sales per realized ounce	$12.04	$11.19			$11.71				$10.44

Costs applicable to sales									$125,256
Treatment and refining costs									964
Sustaining capital									16,567
General and administrative									8,855
Exploration									1,689
Reclamation									4,963
Project/pre-development costs									2,691
All-in sustaining costs									$160,985
Silver equivalent ounces sold									6,165,579
Kensington and Wharf silver equivalent ounces sold									3,720,120
Consolidated silver equivalent ounces sold									9,885,699
All-in sustaining costs per silver equivalent ounce									$16.28
Inventory adjustments									$(0.62)
Adjusted all-in sustaining costs per silver equivalent ounce									$15.66

All-in sustaining costs per realized silver equivalent ounce									$14.09
Inventory adjustments									$(0.54)
Adjusted all-in sustaining costs per realized silver equivalent ounce									$13.55

Reconciliation of All-in Sustaining Costs per Silver Equivalent Ounce
for Three Months Ended September 30, 2015

	Silver					Gold			Total
In thousands except per ounce amounts	Palmarejo	Rochester	San Bartolomé	Endeavor	Total	Kensington	Wharf	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$42,710	$32,167	$21,009	$1,384	$97,270	$33,472	$23,419	$56,891	$154,161
Amortization	8,617	6,731	3,526	909	19,783	8,499	5,642	14,141	33,924
Costs applicable to sales	$34,093	$25,436	$17,483	$475	$77,487	$24,973	$17,777	$42,750	$120,237
Silver equivalent ounces sold	2,924,947	2,116,353	1,201,959	95,260	6,338,519				9,512,459
Gold equivalent ounces sold						28,084	24,815	52,899
Costs applicable to sales per ounce	$11.66	$12.02	$14.55	$4.99	$12.22	$889	$716	$808	$12.64
Inventory adjustments	(0.26)	(0.01)	(0.14)	—	(0.15)	(47)	—	(25)	(0.24)
Adjusted costs applicable to sales per ounce	$11.40	$12.01	$14.41	$4.99	$12.07	$842	$716	$783	$12.40

Costs applicable to sales per realized ounce	$10.25	$10.90			$11.14				$10.95
Inventory adjustments	(0.24)	(0.01)			(0.14)				(0.21)
Adjusted costs applicable to sales per realized ounce	$10.01	$10.89			$11.00				$10.74

Costs applicable to sales									$120,237
Treatment and refining costs									820
Sustaining capital									8,565
General and administrative									6,694
Exploration									2,112
Reclamation									4,493
Project/pre-development costs									3,648
All-in sustaining costs									$146,569
Silver equivalent ounces sold									6,338,519
Kensington and Wharf silver equivalent ounces sold									3,173,940
Consolidated silver equivalent ounces sold									9,512,459
All-in sustaining costs per silver equivalent ounce									$15.41
Inventory adjustments									$(0.24)
Adjusted all-in sustaining costs per silver equivalent ounce									$15.17

All-in sustaining costs per realized silver equivalent ounce									$13.35
Inventory adjustments									$(0.21)
Adjusted all-in sustaining costs per realized silver equivalent ounce									$13.14

Reconciliation of All-in Sustaining Costs per Silver Equivalent Ounce
for Three Months Ended June 30, 2015

	Silver					Gold
In thousands except per ounce amounts	Palmarejo	Rochester	San Bartolomé	Endeavor	Total Silver	Kensington	Wharf	Total Gold	Total Combined
Costs applicable to sales, including amortization (U.S. GAAP)	$39,158	$29,779	$24,428	$3,204	$96,569	$40,136	$20,123	$60,259	$156,828
Amortization	9,046	5,387	5,271	1,852	21,556	12,684	3,491	16,175	37,731
Costs applicable to sales	$30,112	$24,392	$19,157	$1,352	$75,013	$27,452	$16,632	$44,084	$119,097
Silver equivalent ounces sold	2,169,960	2,024,856	1,439,388	209,130	5,843,334				9,067,614
Gold equivalent ounces sold						36,607	17,131	53,738
Costs applicable to sales per ounce	$13.88	$12.05	$13.31	$6.46	$12.84	$750	$971	$820	$13.13
Inventory adjustments	(0.67)	(0.04)	(0.05)	—	(0.28)	(5)	(1)	(4)	(0.20)
Adjusted costs applicable to sales per ounce	$13.21	$12.01	$13.26	$6.46	$12.56	$745	$970	$816	$12.93

Costs applicable to sales per realized ounce	$12.68	10.98			12.01				$11.72
Inventory adjustments	(0.61)	(0.04)			(0.26)				(0.18)
Adjusted costs applicable to sales per realized ounce	$12.07	$10.94			$11.75				$11.54

Costs applicable to sales									$119,097
Treatment and refining costs									1,526
Sustaining capital									13,625
General and administrative									8,451
Exploration									3,579
Reclamation									4,036
Project/pre-development costs									2,030
All-in sustaining costs									$152,344
Silver equivalent ounces sold									5,843,334
Kensington and Wharf silver equivalent ounces sold									3,224,280
Consolidated silver equivalent ounces sold									9,067,614
All-in sustaining costs per silver equivalent ounce									$16.80
Inventory adjustments									$(0.20)
Adjusted all-in sustaining costs per silver equivalent ounce									$16.60

All-in sustaining costs per realized silver equivalent ounce									$14.99
Inventory adjustments									$(0.18)
Adjusted all-in sustaining costs per realized silver equivalent ounce									$14.81

Reconciliation of All-in Sustaining Costs per Silver Equivalent Ounce
for Three Months Ended March 31, 2015

	Silver					Gold
In thousands except per ounce amounts	Palmarejo	Rochester	San Bartolomé	Endeavor	Total	Kensington	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$41,824	$38,235	$23,818	$1,892	$105,769	$40,973	$146,742
Amortization	7,333	6,843	4,691	1,259	20,126	11,554	31,680
Costs applicable to sales	$34,491	$31,392	$19,127	$633	$85,643	$29,419	$115,062
Silver equivalent ounces sold	2,157,612	2,416,103	1,289,867	117,863	5,981,445		8,193,825
Gold ounces sold						36,873
Costs applicable to sales per ounce	$15.99	$12.99	$14.83	$5.37	$14.32	$798	$14.04
Inventory adjustments	(1.43)	(0.04)	(0.36)	—	(0.61)	(1)	(0.45)
Adjusted costs applicable to sales per ounce	$14.56	$12.95	$14.47	$5.37	$13.71	$797	$13.59

Costs applicable to sales per realized ounce	$14.85	$11.94			$13.47		$12.76
Inventory adjustments	(1.33)	(0.03)			(0.57)		(0.41)
Adjusted costs applicable to sales per realized ounce	$13.52	$11.91			$12.90		$12.35

Costs applicable to sales							$115,062
Treatment and refining costs							1,490
Sustaining capital							10,909
General and administrative							8,834
Exploration							4,266
Reclamation							2,924
Project/pre-development costs							4,873
All-in sustaining costs							$148,358
Silver equivalent ounces sold							5,981,445
Kensington silver equivalent ounces sold							2,212,380
Consolidated silver equivalent ounces sold							8,193,825
All-in sustaining costs per silver equivalent ounce							$18.11
Inventory adjustments							$(0.45)
Adjusted all-in sustaining costs per silver equivalent ounce							$17.66

All-in sustaining costs per realized silver equivalent ounce							$16.46
Inventory adjustments							$(0.41)
Adjusted all-in sustaining costs per realized silver equivalent ounce							$16.05